UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware Delaware California (States or other jurisdictions of incorporation)	333-135646-12 001-12381 333-135646-11 (Commission File Numbers)	20-4192917 22-3463939 59-2740308 (IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of Material Definitive Agreement.

Effective August 29, 2008, Robert J. DiNicola resigned as an employee of Linens ‘n Things, Inc. (“LNT”) and as Executive Chairman of the Board of each of Linens Holding Co. (“Holding”), LNT, and each of the direct and indirect subsidiaries of Holding and LNT (the “Subsidiaries,” and, together with Holding and LNT, the “Companies”).  Mr. DiNicola will continue to serve as a director and non-executive Chairman of the Board of each of the Companies.

As a result of Mr. DiNicola’s resignation, the Employment Agreement by and between Holding, LNT, and Mr. DiNicola dated effective as of February 14, 2006 (the “Employment Agreement”) was terminated effective as of August 29, 2008.  Under the terms of the Employment Agreement, Mr. DiNicola is not entitled to receive any severance payments or other compensation in connection with his resignation other than unpaid base salary and benefits accrued through the date of termination.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           See the disclosure under Item 1.02 of this report, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 5, 2008

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

By:	/s/ FRANCIS M.ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer